UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

(Commission File Number)	(Exact Name of Registrant as Specified in Its Charter) (Address of Principal Executive Offices) (Zip Code) (Telephone Number)	(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
1-9516	ICAHN ENTERPRISES L.P. 16690 Collins Ave, PH-1 Sunny Isles Beach, FL 33160 (305) 422-4100	Delaware	13-3398766

(Former Name or Former Address, if Changed Since Last Report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Depositary Units of Icahn Enterprises L.P. Representing Limited Partner Interests	IEP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 14, 2024, Icahn Enterprises L.P. (“Icahn Enterprises”) and Icahn Enterprises Finance Corp. (together with Icahn Enterprises, the “Company”) caused Wilmington Trust, National Association (the “Trustee”) to deliver on the Company’s behalf a notice of conditional full redemption to holders of the Company’s outstanding 6.375% Senior Unsecured Notes due 2025 (the “2025 Notes”) issued under an indenture, dated as of December 6, 2017, among the Company, Icahn Enterprises Holdings L.P., as guarantor, and the Trustee (the “Indenture”), that the Company will, subject to the conditions precedent described below, redeem all outstanding aggregate principal amount of the 2025 Notes on June 13, 2024 (the “Redemption Date”). The redemption price will be equal to 100.000% of the principal amount of the remaining 2025 Notes, plus accrued and unpaid interest thereon to, but not including, the Redemption Date. Upon the redemption by the Company of the 2025 Notes, none of the 2025 Notes will remain outstanding. The Company expects to use the proceeds from the previously announced offering of 9.000% Senior Unsecured Notes due 2030 to pay the redemption price for the 2025 Notes (the “Offering”), which is scheduled to be completed on May 28, 2024.

The redemption is subject to the satisfaction of the closing of the Offering as well as certain other customary conditions.

This Current Report on Form 8-K does not constitute a notice of redemption of the 2025 Notes. There can be no assurances that the conditions precedent to the redemption will be satisfied or that the redemption will occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc., its general partner

Date: May 14, 2024		By:	/s/ Ted Papapostolou
Ted Papapostolou
Chief Financial Officer

2